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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form SB-2 Registration Statement of Eagle Capital International, Ltd. our report as of December 31, 1999, relating to the financial statements of Eagle Capital International, Ltd. which appear in such Form SB-2, and to the reference to our Firm under the heading "Experts" in the prospectus.


                                       /s/ Christensen & Duncan, CPA's LLC
                                       ---------------------------------------
                                       CHRISTENSEN & DUNCAN, CPA'S LLC
                                       Certified Public Accountants



August 22, 2000